                            SUBSCRIPTION AGREEMENT                   EXHIBIT 4.1

                  This Subscription Agreement (the "Agreement") is entered into as of ___________, 1987 between Safeway Stores, Incorporated, a Delaware corporation (the "Company"), and [Name of Consultant] (the "Purchaser") (together, the "Parties").


                                    RECITALS

                  A. The Company was recently incorporated for the purpose of acquiring all the outstanding capital stock of Safeway Stores, Incorporated, a Maryland corporation ("Safeway"). In connection with the acquisition of Safeway, the Company has sold, and will sell, shares of its Common Stock, par value $0.01 per share ("Common Stock"), to a limited number of investors (the "Investors") for a purchase price of $2.00 per share (the "Per Share Price").

                  B. The Purchaser desires to subscribe for and purchase, and the Company desires to sell to the Purchaser, the number of shares of Common Stock set forth on Schedule I hereto (the "Purchase Stock") at the Per Share Price, for a total purchase price in the amount set forth on Schedule I hereto (the "Purchase Price"). The purchase of the Purchase Stock shall be made on _______, 1987 (the "Purchase Date").

                  C. The Company desires to issue to the Purchaser non-qualified stock options to purchase the number of shares of Common Stock set forth on
Schedule I hereto (the "Options") in accordance with the terms of the "Stock Option Agreement" attached hereto as Exhibit A (the "Option Agreement").


                                    AGREEMENT

                  In order to implement the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

I.       SUBSCRIPTION FOR AND PURCHASE OF STOCK

                  1.01. Purchase of Stock. Subject to the terms and conditions hereinafter set forth, the Purchaser hereby subscribes for and agrees to purchase, and the Company hereby agrees to sell to the Purchaser, the Purchase Stock at a purchase price per share equal to the Per Share Price.

                  1.02. Closing of Purchase of Stock. The Purchaser shall deliver to the Company on the Purchase Date cash or a certified bank check or checks payable to the order of the Company in the amount set forth on Schedule I hereto and the Purchaser's full recourse promissory note in the principal amount set forth on Schedule I hereto (the "Note"). The form of the Note is attached hereto as Exhibit B. The obligations of the Purchaser under the Note shall be secured by a pledge of all of the shares of the Purchase Stock in accordance with the terms of the Pledge Agreement attached hereto as Exhibit C (the "Pledge Agreement").

                  On the Purchase Date, in consideration of receipt of the Purchase Price, the Note and the Pledge Agreement as aforesaid, the Company will issue a certificate, registered in Purchaser's name, to be held by the Company pursuant to the Pledge Agreement for such Purchase Stock.

II.      ISSUANCE OF OPTIONS

                  Subject to the terms and conditions hereinafter set forth and upon and as of the date of consummation of the purchase provided in Article I, the Company shall issue to the Purchaser the Options at an option exercise price of $2.00 per share. The Parties shall execute and deliver to one another copies of the Option Agreement concurrently with the issuance of the Options.

III.     PURCHASER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                  3.01. Investment Representation. The Purchaser hereby represents and warrants that he is acquiring the Purchase Stock and will acquire the Common Stock issuable upon exercise of the Options (collectively the "Acquired Securities") for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Except as otherwise provided in Section 3.02 hereof, the Purchaser agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the Acquired Securities unless the Purchaser has complied with Section 3.03 and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"), or (ii) counsel for the Purchaser (which counsel shall be acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Act.

                  3.02. Certain Permitted Transfers. Notwithstanding the general restriction on Transfers contained in Section 3.01 hereof, the Company acknowledges and agrees that any of the following Transfers are deemed to be in compliance with the Act and this Agreement, and no opinion of counsel is required in connection therewith:

                           (a) a Transfer upon the death of the Purchaser to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Purchaser's Estate") or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of the Acquired Securities in accordance with the terms of this Agreement; provided, however, that no such Transfer shall be given effect on the books of the Company unless the transferee shall deliver to the Company a valid undertaking and become bound by the terms of this Agreement; and

                           (b) a Transfer made after the Purchase Date in compliance with the Act to a trust the beneficiaries of which include only the Purchaser, his spouse or his lineal descendants (a "Purchaser's Trust"); provided, however, that no such transfer shall be of any force or effect or shall be given effect on the books of the Company unless the transferee shall deliver to the Company a valid undertaking and become bound by the terms of this Agreement.

                  3.03. Right of First Refusal. If at any time the Purchaser receives a bona fide offer (the "Offer") to purchase any or all of his Acquired Securities from a third party (the "Offeror") which the Purchaser wishes to accept, the Purchaser shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Purchaser's notice shall contain an irrevocable offer to sell such Acquired Securities to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). Any time within 45 days after the date of the receipt by the Company of the Purchaser's notice, the Company shall have the right and option to purchase all, but not less than all, of the Acquired Securities covered by the Offer either
(i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then, at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company's board of directors, by delivering a certified bank check or checks in the appropriate amount to the Purchaser against delivery of certificates or instruments representing the Acquired Securities so purchased, appropriately endorsed by the Purchaser. If at the end of such 45-day period the Company has not tendered the purchase price for such Acquired Securities in the manner set forth above, the Purchaser may during the succeeding 30-day period sell not less than all of the Acquired Securities covered by the Offer to the Offeror on terms no less favorable to the Purchaser than those contained in the Offer. No sale may be made to any Offeree unless the Offeree agrees in writing with the Company to be bound by the provisions of this Section 3.03 in connection with any resale by the Offeree. Promptly after such sale, the Purchaser shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 days following the expiration of the 45-day period for the Company to purchase the Acquired Securities, the Purchaser has not completed the sale of such shares of the Acquired Securities as aforesaid, all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such Acquired Securities.

                  3.04. Legend. Each certificate or instrument representing Acquired Securities shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED

         OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF A SUBSCRIPTION AGREEMENT DATED AS OF ___________, 1987 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER."

                  3.05. Securities Unregistered. The Purchaser acknowledges that he has been advised that (a) the Acquired Securities have not been registered under the Act, (b) the Acquired Securities must be held indefinitely, and the Purchaser must continue to bear the economic risk of the investment in the Acquired Securities unless they are subsequently registered under the Act or an exemption from such registration is available, (c) it is not anticipated that there will be any public market for the Acquired Securities, (d) Rule 144 promulgated under the Act is not presently available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available (except as provided in Section 4.02 hereof), (e) when and if Acquired Securities may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (f) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act, (g) a restrictive legend in the form heretofore set forth shall be placed on the certificates or instruments representing the Acquired Securities, and (h) a notation shall be made in the appropriate records of the Company indicating that the Acquired Securities are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Acquired Securities.

                  3.06. Rule 144 Sales. If any of the Acquired Securities are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Purchaser shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission.

                  3.07. Standstill Agreement. The Purchaser agrees that, if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act, the Purchaser will not effect any public sale or distribution of any of the Acquired Securities not covered by such registration statement within seven days prior to, or within 120 days after, the effective date of such registration statement.

                  3.08. Additional Investment Representations. The Purchaser further represents and warrants that (a) he has received and reviewed the Private Placement Memorandum dated ________ 1987 previously delivered to the Purchaser (the "Memorandum") and the documents referred to therein; (b) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Acquired Securities and to verify the information contained in the Memorandum and the information received as indicated in this Section 3.08; (c) his net worth is not less than the amount set forth in the questionnaire previously delivered by him to the Company and his financial condition is such that he can afford to bear the economic risk of holding the unregistered Acquired Securities for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies; (d) he can afford to suffer a complete loss of his investment in the Acquired Securities; (e) all information which he has provided to the Company concerning himself and his financial position is correct and complete as of the date of this Agreement; (f) he understands and has taken cognizance of all risk factors related to the purchase of the Acquired Securities, including those set forth in the Memorandum; and (g) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Acquired Securities as contemplated by this Agreement.

IV.      THE COMPANY'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                  4.01. The Company's Representations and Warranties. The Company represents and warrants to the Purchaser that: (i) this Agreement has been duly authorized, executed and delivered by the Company, and (ii) the Acquired Securities, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

                  4.02. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or engaged in a public offering of shares of Common Stock pursuant to an effective registration statement under the Act (a "Public Offering" ), (i) the Company shall use reasonable efforts to register the Options and the Common Stock to be acquired on exercise thereof on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Options and Common Stock, and (ii) the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission ("SEC") thereunder, to the extent required from time to time to enable the Purchaser to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by
(A)

Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 4.02, the Company may deregister under
Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

V.       "PIGGYBACK" REGISTRATION RIGHTS

                  5.01. Purchaser's Right to Request Registration. If the Company plans to register any shares of Common Stock for holders of Common Stock of the Company ("Investors") for public offering pursuant to the Act, in connection with the first two such offerings the Company will promptly notify the Purchaser in writing (a "Notice") of such proposed registration (a "Proposed Registration"). If within ten business days of the receipt by the Purchaser of such Notice the Company receives from the Purchaser a written request (a "Request") to register shares of Common Stock held by the Purchaser ("Stock") (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Purchaser and the Company), shares of Stock will be so registered as provided in this Article V.

                  5.02. Number of Shares of Stock to be Registered. The number of shares of Stock which will be registered pursuant to a Request will be the lesser of (i) the number of shares of Stock then held by the Purchaser (which for purposes of this Section shall include shares held by the Purchaser's Estate or a Purchaser's Trust) or (ii) the sum of the shares of Stock then held by the Purchaser, multiplied by a percentage calculated by dividing the number of shares of Common Stock being registered by all other Investors in the Proposed Registration by the total number of shares of Common Stock beneficially owned by the Investors or (iii) the maximum number of shares which the Purchaser (pro rata based upon the aggregate number of shares of Common Stock the Purchaser and all Investors have requested be registered) and all Investors are permitted to register under any Registration Rights Agreement entered into among the Company and the Investors.

                  5.03. Terms of Registration. Except as may otherwise be provided in this Article V, shares of Stock will be registered by the Company and offered to the public pursuant to this Article V on the same terms and subject to the same conditions applicable to the registration in a Proposed Registration of shares of Common Stock held by an Investor. Such terms and conditions shall include, without limitation: the public offering price; the payment of fees, commissions and expenses; the provision of, and representation and warranty to, information requested by the Company; and the provision of requisite indemnifications.

                  5.04. Custody Agreement and Power of Attorney. Upon delivering a Request the Purchaser will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Article V (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Purchaser will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Purchaser's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Purchaser's behalf with respect to the matters specified therein. The Purchaser agrees that he will execute such other agreements as the Company may reasonably request to further evidence and effectuate the provisions of this Article V.

VI.      MISCELLANEOUS

                  6.01. State Securities Laws. The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Purchase Stock and the issuance of the Options. Notwithstanding the foregoing, this Agreement shall have no force or effect if the Company is unable to comply with such laws.

                  6.02. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 3.02(a) or 3.02(b) hereof, such transferee shall be deemed the Purchaser hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Sections 3.02(a) and 3.02(b) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

                  6.03. Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto which specifically states that it is amending this Agreement.

                  6.04. Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

                  6.05. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the Party to whom it is directed:

                           (a)      If to the Company, to it at:

                                    c/o     Kohlberg, Kravis, Roberts & Co.
                                            101 California Street, Suite 4550
                                            San Francisco, CA 94111
                                            Attn: Robert I. MacDonnell
                                    with copy to:

                                            Latham & Watkins
                                            555 South Flower Street
                                            Los Angeles, California 90071
                                            Attn: John P. McLouglin, Esq.

                           (b) If to the Purchaser, to him at the address set forth below under his signature;

or at such other address as either Party shall have specified by notice in writing to the other.

                  6.06. Notice of Change of Beneficiary. Immediately prior to any Transfer of Acquired Securities to a Purchasers' Trust, Purchaser shall provide the Company with a copy of the instruments creating the Purchasers' Trust and with the identity of the beneficiaries of the Purchasers' Trust. The Purchaser shall notify the Company immediately prior to any change in the identity of any beneficiary of the Purchasers' Trust.

                  IN WITNESS HEREOF, the Parties have executed this Agreement as of the date first above written.

The Company:                                         SAFEWAY STORES INCORPORATED



                                                     By:
                                                        ------------------------
                                                          Its
                                                             -------------------
Purchaser:
                                                     ---------------------------
                                                        [Name of Consultant]


                                                     Address of Purchaser:

         SCHEDULE I


Number of shares of Purchase Stock

Total purchase price for Purchase Stock                             $

Number of Options

Amount of cash payable on the Purchase Date                         $

Principal amount of Note                                            $




                                       I

                                                                    EXHIBIT A TO
                                                          SUBSCRIPTION AGREEMENT



                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

              THIS AGREEMENT, dated ____________, 1987, is made by and between Safeway Stores, Incorporated (formerly Safeway Stores Holdings Corporation), a Delaware corporation hereinafter referred to as "Company," and [Name of Consultant], hereinafter referred to as "Optionee."

              WHEREAS, the Company wishes to afford Optionee the opportunity to purchase shares of its $0.01 par value Common Stock; and

              WHEREAS, the Company has determined that it would be to the advantage and best interests of the Company and its shareholders to grant the Non-Qualified Option provided for herein to Optionee as an incentive for increased efforts on behalf of the Company or its subsidiaries;

              NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1 - Option

              "Option" shall mean the non-qualified option to purchase common stock of the Company granted under this Agreement.

Section 1.2 - Pronouns

              The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.3 - Secretary

              "Secretary" shall mean the Secretary of the Company.

Section 1.4 - Subscription Agreement

              "Subscription Agreement" shall mean that certain Subscription Agreement dated as of ___________, 1987 between Optionee and the Company.

Section 1.6  - Subsidiary

              "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II

                                 GRANT OF OPTION

Section 2.1 - Grant of Option

              For good and valuable consideration, on the date hereof the Company irrevocably grants to Optionee the option to purchase any part or all of an aggregate of the number of shares set forth on the signature page hereof of its $0.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

              The purchase price of the shares of stock covered by the Option shall be $2.00 per share without commission or other charge.

Section 2.3 - Adjustments in Option

              In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Company shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the option price per share. Any such adjustment made by the Company shall be final and binding upon Optionee, the Company and all other interested persons.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

              The Option shall be and become exercisable in full on the date hereof.

Section 3.2 - Expiration of Option

              The Option may not be exercised to any extent by anyone after the first to occur of the following events:

                   (a) The expiration of ten (10) years from the date the Option was granted; or

                   (b) The effective date of either the merger or consolidation of the Company into another corporation, or the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Company waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Company shall give Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

              During the lifetime of Optionee, only he may exercise the Option or any portion thereof. After the death of Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under
Section 3.2, be exercised by his personal representative or by any person empowered to do so under Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

              Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.2; provided, however, that any partial exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise

              The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

                   (a) Notice in writing signed by Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Company; and

                   (b) (i)   Full payment (in cash, by check or by a combination
         thereof) for the shares with respect to which such Option or portion is exercised;


                       (ii) With the consent of the Company, shares of the Company's Common Stock owned by Optionee duly endorsed for transfer to the Company with a fair market value (as determined in good faith by the Board of Directors of the Company) on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

                       (iii) Any combination of the consideration provided in the foregoing subparagraphs (i) and (ii), and

                   (c) A bona fide written representation and agreement, in a form satisfactory to the Company, signed by Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such persons contrary to the representation and agreement referred to above. The Company may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Company may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issues on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares; and

                   (d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

                   (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

                  The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

                   (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                   (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall, in, its absolute discretion, deem necessary or advisable; and

                   (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

                   (d) The payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

                   (e) The lapse of such reasonable period of time following the exercise of the Option as the Company may from time to time reestablish for reasons of administrative convenience.

Section 4.5 - Rights as Shareholder

              The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issues by the Company to such holder.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 - Administration

              The Board of Directors of the Company shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board of Directors of the Company shall be final and binding upon Optionee, the Company and all other interested persons. No member of the Board of Directors of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

Section 5.2 - Option Not Transferable

              Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved

              The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices

              Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Optionee shall, if Optionee is then deceased, be given to Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles

              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Transfer and Repurchase of Shares

              This Option and the shares of the Company's Common Stock issued to Optionee upon exercise of this Option shall be subject to all of the terms and provisions of the Subscription Agreement.

Section 5.7 - Amendment

              This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8 - Governing Law

              The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

              IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                            SAFEWAY STORES, INCORPORATED


                                       By _________________________________
                                            Its ___________________________

__________________________________     Aggregate number of shares
        Name of Consultant             Optionee of Common Stock for which this
                                       option is exercisable:
                   Optionee



                   Address

Optionee's Taxpayer
Identification Number

                                                                    EXHIBIT B TO
                                                          SUBSCRIPTION AGREEMENT



                             SECURED PROMISSORY NOTE


$                                                                         , 1987

              FOR VALUE RECEIVED, the undersigned, [Name of Consultant] ("Borrower"), hereby promises to pay to Safeway Stores, Incorporated, a Delaware corporation ("Holdings"), the principal sum of ________________ Dollars ($_______) in lawful money of the United States of America, in nine equal installments of $______ each, commencing __________, 1988, with the following payments due _______ of each year, 1989-1994 and with all remaining principal and accrued interest payable on _________, 1995. This Note bears interest at the rate of 6.97% per annum (the "applicable mid-term federal rate" on the date hereof) or such other rate as may at any time be required to avoid the imputation of interest under Section 483 or 1274 or other similar provisions of the Internal Revenue Code. Interest on the outstanding principal balance is payable in arrears on the ___ day of each ________ thereafter, commencing ________, 1988.

              If the date set for payment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day. This Note has been delivered in partial payment for the purchase of Common Stock, $0.01 par value, of Holdings in accordance with the terms of a certain Subscription Agreement, dated as of ____________, 1987, between Holdings and Borrower (the "Subscription Agreement"), and this Note is the "Note" referred to in the Subscription Agreement. Capitalized terms used herein shall have the same meaning as in the Subscription Agreement unless the context requires otherwise. Payment of the principal of and interest on this
Note is secured pursuant to the terms of a Stock Pledge Agreement, of even date herewith, between Borrower and Holdings. This Note is subject to the following further terms and conditions:

              1. Payment and Prepayment. All payments of principal of and interest on this Note shall be made to Holdings or its order in lawful money of the United States of America at the offices of Holdings at its then principal place of business (or at such other place as the holder hereof shall notify Borrower in writing). Borrower may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium.

              Any prepayments hereunder shall be applied first to accrued interest ant then to outstanding principal hereunder. Concurrently with any prepayment of any portion of the principal amount of this Note, Holdings shall make a notation of such payment on this Note. To the extent this Note is prepaid in part, remaining principal payments due hereunder shall be reduced pro rata by the amount of such prepayment. If full payment of all unpaid principal of and accrued interest on this Note is made, this Note shall be cancelled.

              2. Mandatory Prepayments. Immediately upon receipt of any cash dividends or distributions or other cash payments received in respect of Borrower's ownership of Stock, Borrower shall apply the amount of such cash dividend, distribution or other payment, as reduced by the amount of Federal and state income taxes estimated to be payable on such dividend, distribution or other payment based upon Borrower's tax rate as in effect for the year such dividend, distribution or other payment is received (the "After-tax Proceeds"), first to the prepayment of accrued interest hereon and then to the prepayment of unpaid principal hereof to the extent of such After-tax Proceeds. Promptly upon the receipt of proceeds from the sale by Borrower of shares of Stock to anyone other than a transferee referred to in Section 3.02(b) or 3.02(c) of the Subscription Agreement, proceeds from the sale of such shares shall be applied to the prepayment first of accrued and unpaid interest hereon and then to the unpaid principal, hereof to the extent of such proceeds.

              3. Events of Default. Upon the failure to pay any installment of the principal of or interest on this Note when due, at maturity, as a result of a mandatory prepayment or otherwise which shall remain unremedied for ten days after written notice thereof shall have been given to Borrower "Event of Default"), then, and in such event, the holder of this Note may declare, by notice of default given to Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and all accrued interest hereon shall become due and payable without presentment, demand, protest and notices of any kind or of dishonor, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the unpaid principal hereunder shall commence to bear interest from the date of occurrence of such Event of Default until the entire principal amount is paid in full, at the greater of the stated interest rate herein or the floating annual rate equal to 2% in excess of the rate announced by Bankers Trust Company from time to time at its principal office as its prime lending rate for domestic commercial loans (the "Default Rate"). If any interest payable hereunder is not paid when due, such interest shall be added to the unpaid principal hereunder and shall bear interest until paid at the Default Rate, provided however, that in no event shall Borrower be required to pay any interest hereunder in excess of the maximum legal rate. If an Event of Default shall occur hereunder, Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

              No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no right and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

              4. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default (after the giving of any notice and the expiration of any grace period contained in the definition thereof), Holdings and each subsequent holder of this Note is hereby authorized by Borrower at any time or from time to time, without notice to Borrower, or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all indebtedness or any other liability of any nature whatsoever, whether liquidated or unliquidated, at any time held or owing by Holdings or a subsequent holder to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to Holdings or a subsequent holder under this Note, including, but not limited to, all claims of any nature or description arising out of or connected with this Note, irrespective of whether or not (a) Holdings or a subsequent holder shall have made any demand hereunder or (b) Holdings or a subsequent holder shall have declared the principal of and interest on this Note and other amounts due hereunder to be due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured.

              5.   Miscellaneous.

                   (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

                   (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Subscription Agreement.

                   (c) This Note is a full recourse promissory note.

                   (d) The paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

              IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on the date first above written.


                                            __________________________
                                            [NAME OF CONSULTANT]


Witness:


_____________________________

                                                                    EXHIBIT C TO
                                                          SUBSCRIPTION AGREEMENT



                             STOCK PLEDGE AGREEMENT

              THIS STOCK PLEDGE AGREEMENT dated as of __________, 1987, is made and entered into by and between Safeway Stores, Incorporated, a Delaware corporation (the "Company" ), and NAME OF CONSULTANT (the "Pledgor").

                                    RECITALS

              A. The Company has entered into a Subscription Agreement dated as of ___________, 1987 with the Pledgor (the "Subscription Agreement") whereby the Company has agreed to issue and sell to Pledgor certain shares of Common Stock of the Company, and has granted, and may in the future grant, to Pledgor options to purchase Common Stock of the Company (which shares acquired pursuant to the Subscription Agreement or upon exercise of any of such options are referred to collectively herein as the "Stock").

              B. As part of the purchase price for the Purchase Stock (as defined in the Subscription Agreement), the Pledgor is delivering to the Company the promissory note of the Pledgor, dated the date hereof, in the principal amount of $______ (the "Note").

              C. The Pledgor wishes to grant further security and assurance to the Company in order to secure the payment of the Note and to that effect to pledge to the Company the Stock.

                                    AGREEMENT

              NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

              1. Pledge. As security for the payment of the principal of and interest on the Note, the Pledgor hereby delivers, pledges and assigns to the Company and creates in the Company a security interest in the Stock (the "Pledged Securities").

              2. Administration of Security. The following provisions shall govern the administration of the Pledged Securities:

                 (a) So long as no Event of Default has occurred and is continuing (as used herein, "Event of Default" shall mean the occurrence of an Event of Default under the Note), the Pledgor shall be entitled to act with respect to the Pledged Securities in any manner not inconsistent with this Pledge Agreement, the Subscription Agreement, the Note or any document or instrument delivered or to be delivered pursuant to or in connection with the Subscription Agreement.

                 (b) Notwithstanding Section 2 of the Note, upon the occurrence and during the continuance of an Event of Default at any time, or from time to time, after the date hereof, if the Pledgor shall have received or shall have become entitled to receive, any cash payments or other distributions in respect of the Pledged Securities, then and in each case the Pledgor shall deliver to the Company such amount in partial payment of the principal of and interest on the Note, with such amounts to be applied to accrued interest or principal payable under the Note, in the Company's uncontrolled discretion.

                 (c) The Pledgor shall immediately upon request by the Company and in confirmation of the security interests hereby created, execute and deliver to the Company such further instruments, deeds, transfers, assurances and agreements, in form and substance as the Company shall request, including any financing statement and amendments thereto, or any other documents, as required under Delaware law and any other applicable law to protect the security interests created hereunder.

              3. Remedies in Case of an Event of Default.

                 (a) In case an Event of Default shall have occurred and be continuing, the Company shall be entitled to vote the Pledged Securities and shall have all of the remedies of a secured party under the Delaware Uniform Commercial Code, and, without limiting the foregoing, shall have the right, subject to any necessary regulatory approvals, to sell, assign and deliver the whole or, from time to time, any part of the Pledged Securities, or any interest in any part thereof, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except the Company shall give 10 days' notice to the Pledgor of the time and place of any sale pursuant to this Section 3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Company shall, in its uncontrolled discretion, determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Company may bid for and purchase the whole or any part of the Pledged Securities so sold free from any such right or equity of redemption. The Company shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorneys fees, incurred by the Company in enforcing its rights under this Pledge Agreement and then to the payment of interest on and principal of the Notes, with such payments to be applied to accrued interest or principal payable under either of the Notes, in the Company's uncontrolled discretion.

              (b) The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), or in the rules and regulations promulgated thereunder, but may be compelled to revere to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Securities were sold at public sale, and that the Company has no obligation to delay the sale of the Pledged Securities for the period of time necessary to permit the registration of the Pledged Securities for public sale under the Act. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

              (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Company pursuant to this
Section 3 of the Pledged Securities, or any partial disposition of the Pledged Securities, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use his best effort to secure the same.

              (d) Neither failure nor delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

              4. Pledgor's Obligations Not Affected. The obligations of the Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Subscription Agreement or the Note, or any assignment or transfer of either thereof; (b) any exercise or non-exercise by the Company of any right, remedy, power or privilege under or in respect of this Pledge Agreement, the Subscription Agreement or the Note, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Pledge Agreement, the Subscription Agreement or the Note, or any assignment or transfer of any thereof, or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company or its successors, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

              5. Transfer by Pledgor. The Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Securities or any interest therein.

              6. Attorney-in-Fact. The Company or its successor is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Company reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c), which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

              7. Termination. Upon payment in full of the principal of and interest on the Note and upon the due performance of and compliance with all the provisions of the Note, this Pledge Agreement shall terminate, and the Pledgor shall be entitled to the return of such of the Pledged Securities as has not theretofore been sold, released pursuant to Section 5 or otherwise applied pursuant to the provisions of this Pledge Agreement.

              8. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Subscription Agreement.

              9. Miscellaneous. The Company and its assigns shall have no obligation in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Pledge Agreement. Neither this Pledge Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Pledge Agreement shall be binding upon the successors and assigns of the Pledgor. The captions in this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof. This Pledge Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed ant delivered on the date first above written.

                                            SAFEWAY STORES, INCORPORATED



                                            By _________________________________

                                               Its _____________________________


                                            PLEDGOR

                                            ____________________________________